Exhibit 10.1

Commercial Contract

1. **PARTIES AND PROPERTY:** Ark Shuckers Real Estate, LLC, a Delaware limited liability co. ("Buyer") agrees to buy and D.C. Holding Company, Inc., a Florida corporation ("Seller") agrees to sell the property described as: Street Address: 9800 South Ocean Drive, Jensen Beach, FL 34957

Legal Description: Units C-1, C-2, C-3 and C-4 and Apartment Numbers 111 and 201 of Island Beach Club, a condominium, according to the Dec.of Condominium recorded in ORB 343, PG 732 *

and the following Personal Property: See those items listed on Exhibit "A" attached hereto and made a part hereof.

(all collectively referred to as the "Property") on the terms and conditions set forth below.

2. **PURCHASE PRICE:** $ 3,600,000.

(a) Deposit held in escrow by Koeppel Law Group, P.A. $ 50,000.
("Escrow Agent") (checks are subject to actual and final collection)
Escrow Agent's address: 400 S Australian Avenue, West Palm Beach, FL 33401 Phone: (561) 659-6455

(b) Additional deposit to be made to Escrow Agent within 2 business days after ~~Effective Date~~ Due Diligence Period $ 50,000.

(c) Additional deposit to be made to Escrow Agent within _____ days after Effective Date $ _____

(d) Total financing (see Paragraph 5) $ _____

(e) Other _____ $ _____

(f) All deposits will be credited to the purchase price at closing. Balance to close, subject to adjustments and prorations, to be paid with locally drawn cashier's or official bank check(s) or wire transfer. $ 3,500,000.

3. **TIME FOR ACCEPTANCE; EFFECTIVE DATE; COMPUTATION OF TIME:** Unless this offer is signed by **Seller** and **Buyer** and an executed copy delivered to all parties on or before July 29, 2015 @ 5pm, this offer will be withdrawn and the **Buyer's** deposit, if any, will be returned. The time for acceptance of any counter offer will be 3 days from the date the counter offer is delivered. **The "Effective Date" of this Contract is the date on which the last one of the Seller and Buyer has signed or initialed and delivered this offer or the final counter offer.** Calendar days will be used when computing time periods, except time periods of 5 days or less. Time periods of 5 days or less will be computed without including Saturday, Sunday, or national legal holidays. Any time period ending on a Saturday, Sunday, or national legal holiday will extend until 5:00 p.m. of the next business day. **Time is of the essence in this Contract.**

4. **CLOSING DATE AND LOCATION:**

(a) **Closing Date:** This transaction will be closed on See Rider (Closing Date), unless specifically extended by other provisions of this Contract. The Closing Date will prevail over all other time periods including, but not limited to, Financing and Due Diligence periods. In the event insurance underwriting is suspended on Closing Date and **Buyer** is unable to obtain property insurance, **Buyer** may postpone closing up to 5 days after the insurance underwriting suspension is lifted.

Buyer (_____) (_____) and Seller (_____) (_____) acknowledge receipt of a copy of this page, which is Page 1 of 8 Pages.

* together with an undivided share in the common elements together with any limited common elements related thereto.

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Kramer, Sopko & Levenstein, P.A., 2300 SE Monterey Road Stuart, FL 34996 Phone: (772)288-0048 Fax: (772)288-0049 Stephanie Boyer Ark Shuckers Real
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(b) **Location:** Closing will take place in ______See Rider______ County, Florida. (If left blank, closing will take place in the county where the property is located.) Closing may be conducted by mail or electronic means.

~~5. THIRD PARTY FINANCING:~~

BUYER'S OBLIGATION: Within ______ days (5 days if left blank) after Effective Date, **Buyer** will apply for third party financing in an amount not to exceed __0.000__ % of the purchase price or $__________, with a fixed interest rate not to exceed __0.000__ % per year with an initial variable interest rate not to exceed __0.000__ %, with points or commitment or loan fees not to exceed ______ % of the principal amount, for a term of ______ years, and amortized over ______ years, with additional terms as follows:

____

Buyer will timely provide any and all credit, employment, financial and other information reasonably required by any lender. **Buyer** will use good faith and reasonable diligence to (i) obtain Loan Approval within ______ days (45 days if left blank) from Effective Date (Loan Approval Date), (ii) satisfy terms and conditions of the Loan Approval, and (iii) close the loan. **Buyer** will keep **Seller** and **Broker** fully informed about loan application status and authorizes the mortgage broker and lender to disclose all such information to **Seller** and **Broker**. **Buyer** will notify **Seller** immediately upon obtaining financing or being rejected by a lender. **CANCELLATION:** If **Buyer**, after using good faith and reasonable diligence, fails to obtain Loan Approval by Loan Approval Date, **Buyer** may within ______ days (3 days if left blank) deliver written notice to **Seller** stating **Buyer** either waives this financing contingency or cancels this Contract. If **Buyer** does neither, then **Seller** may cancel this Contract by delivering written notice to **Buyer** at any time thereafter. Unless this financing contingency has been waived, this Contract shall remain subject to the satisfaction, by closing, of those conditions of Loan Approval related to the Property. **DEPOSIT(S) (for purposes of Paragraph 5 only):** If **Buyer** has used good faith and reasonable diligence but does not obtain Loan Approval by Loan Approval Date and thereafter either party elects to cancel this Contract as set forth above or the lender fails or refuses to close on or before the Closing Date without fault on **Buyer's** part, the Deposit(s) shall be returned to **Buyer**, whereupon both parties will be released from all further obligations under this Contract, except for obligations stated herein as surviving the termination of this Contract. If neither party elects to terminate this Contract as set forth above or **Buyer** fails to use good faith or reasonable diligence as set forth above, **Seller** will be entitled to retain the Deposit(s) if the transaction does not close.

6. TITLE: **Seller** has the legal capacity to and will convey marketable title to the Property by ☐ statutory warranty deed ☒ other __Special Warranty Deed__________, free of liens, easements and encumbrances of record or known to **Seller**, but subject to property taxes for the year of closing; ~~covenants, restrictions and public utility easements of record~~; existing zoning and governmental regulations; and (list any other matters to which title will be subject) ~~those matters set forth on Exhibit "A" (the "Permitted Exceptions")~~. and covenants, restrictions and public utility easements of record. SEE ~~RIDER~~ Exhibit "B" ; provided there exists at closing no violation of the foregoing and none of them prevents **Buyer's** intended use of the Property as __See Rider ¶ 2.__

(a) **Evidence of Title:** The party who pays the premium for the title insurance policy will select the closing agent and pay for the title search and closing services. ~~Seller~~ *Buyer will, at (check one) ☐ **Seller's** ☒ **Buyer's** expense and within __30__ days ☒ after Effective Date ☐ or at least ______ days before Closing Date deliver to **Buyer** (check one)

☒ (i.) a title insurance commitment by a Florida licensed title insurer setting forth those matters to be discharged by **Seller** at or before Closing and, upon **Buyer** recording the deed, an owner's policy in the amount of the purchase price for fee simple title subject only to exceptions stated above. If **Buyer** is paying for the evidence of title and **Seller** has an owner's policy, **Seller** will deliver a copy to **Buyer** within 15 days after Effective Date.

☐ (ii.) an abstract of title, prepared or brought current by an existing abstract firm or certified as correct by an existing firm. However, if such an abstract is not available to **Seller**, then a prior owner's title policy acceptable to the proposed insurer as a base for reissuance of coverage may be used. The prior policy will include copies of all policy exceptions and an update in a format acceptable to **Buyer** from the policy effective date and certified to **Buyer** or **Buyer's** closing agent together with copies of all documents recited in the prior policy and in the update. If such an abstract or prior policy is not available to **Seller** then (i.) above will be the evidence of title.

(b) **Title Examination:** See Rider ¶ 4. ~~Buyer will, within 15 days from receipt of the evidence of title deliver written notice to Seller of title defects. Title will be deemed acceptable to Buyer if (1) Buyer fails to deliver proper notice of defects or~~

Buyer (______) (______) and Seller (______) (______) acknowledge receipt of a copy of this page, which is Page 2 of 8 Pages.

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(2) Buyer delivers proper written notice and Seller cures the defects within 15 days from receipt of the notice ("Curative Period"). If the defects are cured within the Curative Period, closing will occur within 10 days from receipt by Buyer of notice of such curing. Seller may elect not to cure defects if Seller reasonably believes any defect cannot be cured within the Curative Period. If the defects are not cured within the Curative Period, Buyer will have 10 days from receipt of notice of Seller's inability to cure the defects to elect whether to terminate this Contract or accept title subject to existing defects and close the transaction without reduction in purchase price.

(c) **Survey:** (check applicable provisions below)

☒ (i.) **Seller** will, within 5 days from Effective Date, deliver to **Buyer** copies of prior surveys, plans, specifications, and engineering documents, if any, and the following documents relevant to this transaction: All applicable condominium documents prepared for **Seller** or in **Seller's** possession, which show all currently existing structures. In the event this transaction does not close, all documents provided by **Seller** will be returned to **Seller** within 10 days from the date this Contract is terminated.

☒ **Buyer** will, at ☐ **Seller's** ☒ **Buyer's** expense and within the time period allowed to deliver and examine title evidence, obtain a current certified survey of the Property from a registered surveyor. If the survey reveals encroachments on the Property or that the improvements encroach on the lands of another, ☒ **Buyer** will accept the Property with existing encroachments ☐ such encroachments will constitute a title defect to be cured within the Curative Period.

(d) **Ingress and Egress:** **Seller** warrants that the Property presently has ingress and egress.

7. PROPERTY CONDITION: **Seller** will deliver the Property to **Buyer** at the time agreed in its present "as is" condition, ordinary wear and tear excepted, and will maintain the landscaping and grounds in a comparable condition. **Seller** makes no warranties other than marketability of title. In the event that the condition of the Property has materially changed since the expiration of the Due Diligence Period, **Buyer** may elect to terminate the Contract and receive a refund of any and all deposits paid, plus interest, if applicable. By accepting the Property "as is", **Buyer** waives all claims against **Seller** for any defects in the Property. (Check **(a)** or **(b)**)

☐ **(a) As Is: Buyer** has inspected the Property or waives any right to inspect and accepts the Property in its "as is" condition.

☒ **(b) Due Diligence Period: Buyer** will, at **Buyer's** expense and within 30 days from Effective Date ("Due Diligence Period"), determine whether the Property is suitable, in **Buyer's** sole and absolute discretion, for **Buyer's** intended use and development of the Property as specified in Paragraph 6. During the Due Diligence Period, **Buyer** may conduct any tests, analyses, surveys and investigations ("Inspections") which **Buyer** deems necessary to determine to **Buyer's** satisfaction the Property's engineering, architectural, environmental properties; zoning and zoning restrictions; flood zone designation and restrictions; subdivision regulations; soil and grade; availability of access to public roads, water, and other utilities; consistency with local, state and regional growth management and comprehensive land use plans; availability of permits, government approvals and licenses; compliance with American with Disabilities Act; absence of asbestos, soil and ground water contamination; and other inspections that **Buyer** deems appropriate to determine the suitability of the Property for **Buyer's** intended use and development. **Buyer** will deliver written notice to **Seller** prior to the expiration of the Due Diligence Period of **Buyer's** determination of whether or not the Property is acceptable. **Buyer's** failure to comply with this notice requirement will constitute acceptance of the Property in its present "as is" condition. **Seller** grants to **Buyer**, its agents, contractors and assigns, the right to enter the Property at any time during the Due Diligence Period for the purpose of conducting Inspections; provided, however, that **Buyer**, its agents, contractors and assigns enter the Property and conduct Inspections at their own risk. **Buyer** will indemnify and hold **Seller** harmless from losses, damages, costs, claims and expenses of any nature, including attorneys' fees at all levels, and from liability to any person, arising from the conduct of any and all inspections or any work authorized by **Buyer**. **Buyer** will not engage in any activity that could result in a mechanic's lien being filed against the Property without **Seller's** prior written consent. In the event this transaction does not close, (1) **Buyer** will repair all damages to the Property resulting from the Inspections and return the Property to the condition it was in prior to conduct of the Inspections, and (2) **Buyer** will, at **Buyer's** expense release to **Seller** all reports and other work generated as a result of the Inspections. Should **Buyer** deliver timely notice that the Property is not acceptable, **Seller** agrees that **Buyer's** deposit will be immediately returned to **Buyer** and the Contract terminated.

(c) **Walk-through Inspection: Buyer** may, on the day prior to closing or any other time mutually agreeable to the

Buyer (______) (______) and **Seller** (______) (______) acknowledge receipt of a copy of this page, which is Page 3 of 8 Pages.

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parties, conduct a final "walk-through" inspection of the Property to determine compliance with this paragraph and to ensure that all Property is on the premises.

8. OPERATION OF PROPERTY DURING CONTRACT PERIOD: Seller will continue to operate the Property and any business conducted on the Property in the manner operated prior to Contract and will take no action that would adversely impact the Property, tenants, lenders or business, if any. Any changes, such as renting vacant space, that materially affect the Property or **Buyer's** intended use of the Property will be permitted [X] only with **Buyer's** consent [ ] without **Buyer's** consent.

9. CLOSING PROCEDURE: Unless otherwise agreed or stated herein, closing procedure shall be in accordance with the norms where the Property is located.

(a) Possession and Occupancy: Seller will deliver possession and occupancy of the Property to **Buyer** at closing. **Seller** will provide keys, remote controls, and any security/access codes necessary to operate all locks, mailboxes, and security systems.

(b) Costs: Buyer will pay **Buyer's** attorneys' fees, taxes and recording fees on notes, mortgages and financing statements and recording fees for the deed. **Seller** will pay **Seller's** attorneys' fees, taxes on the deed and recording fees for documents needed to cure title defects. If **Seller** is obligated to discharge any encumbrance at or prior to closing and fails to do so, **Buyer** may use purchase proceeds to satisfy the encumbrances.

(c) Documents: Seller will provide the deed; bill of sale; mechanic's lien affidavit; originals of those assignable service and maintenance contracts that will be assumed by **Buyer** after the Closing Date and letters to each service contractor from **Seller** advising each of them of the sale of the Property and, if applicable, the transfer of its contract, and any assignable warranties or guarantees received or held by **Seller** from any manufacturer, contractor, subcontractor, or material supplier in connection with the Property; current copies of the condominium documents, if applicable; assignments of leases, updated rent roll; tenant and lender estoppels letters; tenant subordination, non-disturbance and attornment agreements (SNDAs) required by the **Buyer** or **Buyer's** lender; assignments of permits and licenses; corrective instruments; and letters notifying tenants of the change in ownership/rental agent. If any tenant refuses to execute an estoppels letter, **Seller** will certify that information regarding the tenant's lease is correct. If **Seller** is an entity, **Seller** will deliver a resolution of its Board of Directors authorizing the sale and delivery of the deed and certification by the appropriate party certifying the resolution and setting forth facts showing the conveyance conforms to the requirements of local law. **Seller** will transfer security deposits to **Buyer. Buyer** will provide the closing statement, mortgages and notes, security agreements, and financing statements.

(d) Taxes and Prorations: Real estate taxes, personal property taxes on any tangible personal property, bond payments assumed by **Buyer**, interest, rents (based on actual collected rents), association dues, insurance premiums acceptable to **Buyer**, and operating expenses will be prorated through the day before closing. If the amount of taxes for the current year cannot be ascertained, rates for the previous year will be used with due allowance being made for improvements and exemptions. Any tax proration based on an estimate will, at request of either party, be readjusted upon receipt of current year's tax bill; this provision will survive closing.

(e) Special Assessment Liens: Certified, confirmed, and ratified special assessment liens as of the Closing Date will be paid by **Seller**. If a certified, confirmed, and ratified special assessment is payable in installments, **Seller** will pay all installments due and payable on or before the Closing Date, with any installment for any period extending beyond the Closing Date prorated, and **Buyer** will assume all installments that become due and payable after the Closing Date. **Buyer** will be responsible for all assessments of any kind which become due and owing after Closing Date, unless an improvement is substantially completed as of Closing Date. If an improvement is substantially completed as of the Closing Date but has not resulted in a lien before closing, **Seller** will pay the amount of the last estimate of the assessment. This subsection applies to special assessment liens imposed by a public body and does not apply to condominium association special assessments.

(f) Foreign Investment in Real Property Tax Act (FIRPTA): If **Seller** is a "foreign person" as defined by FIRPTA, **Seller** and **Buyer** agree to comply with Section 1445 of the Internal Revenue Code. **Seller** and **Buyer** will complete, execute, and deliver as directed any instrument, affidavit, or statement reasonably necessary to comply with the FIRPTA requirements, including delivery of their respective federal taxpayer identification numbers or

Buyer (____) (____) and **Seller** (____) (____) acknowledge receipt of a copy of this page, which is Page 4 of 8 Pages.

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Social Security Numbers to the closing agent. If **Buyer** does not pay sufficient cash at closing to meet the withholding requirement, **Seller** will deliver to **Buyer** at closing the additional cash necessary to satisfy the requirement.

10. ESCROW AGENT: Seller and **Buyer** authorize Escrow Agent or Closing Agent (collectively "Agent") to receive, deposit, and hold funds and other property in escrow and, subject to collection, disburse them in accordance with the terms of this Contract. The parties agree that Agent will not be liable to any person for misdelivery of escrowed items to **Seller** or **Buyer**, unless the misdelivery is due to Agent's willful breach of this Contract or gross negligence. If Agent has doubt as to Agent's duties or obligations under this Contract, Agent may, at Agent's option, (a) hold the escrowed items until the parties mutually agree to its disbursement or until a court of competent jurisdiction or arbitrator determines the rights of the parties or (b) deposit the escrowed items with the clerk of the court having jurisdiction over the matter and file an action in interpleader. Upon notifying the parties of such action, Agent will be released from all liability except for the duty to account for items previously delivered out of escrow. If Agent is a licensed real estate broker, Agent will comply with Chapter 475, Florida Statutes. In any suit in which Agent interpleads the escrowed items or is made a party because of acting as Agent hereunder, Agent will recover reasonable attorney's fees and costs incurred, with these amounts to be paid from and out of the escrowed items and charged and awarded as court costs in favor of the prevailing party.

11. CURE PERIOD: Prior to any claim for default being made, a party will have an opportunity to cure any alleged default. If a party fails to comply with any provision of this Contract, the other party will deliver written notice to the non-complying party specifying the non-compliance. The non-complying party will have ________ days (5 days if left blank) after delivery of such notice to cure the non-compliance. Notice and cure shall not apply to failure to close.

12. RETURN OF DEPOSIT: Unless otherwise specified in the Contract, in the event any condition of this Contract is not met and **Buyer** has timely given any required notice regarding the condition having not been met, **Buyer's** deposit will be returned in accordance with applicable Florida Laws and regulations.

13. DEFAULT:

(a) In the event the sale is not closed due to any default or failure on the part of **Seller** other than failure to make the title marketable after diligent effort, **Buyer** may either (1) receive a refund of **Buyer's** deposit(s) or (2) seek specific performance. If **Buyer** elects a deposit refund, **Seller** will be liable to Broker for the full amount of the brokerage fee.

(b) In the event the sale is not closed due to any default or failure on the part of **Buyer, Seller** may either (1) retain all deposit(s) paid or agreed to be paid by **Buyer** as agreed upon liquidated damages, consideration for the execution of this Contract, and in full settlement of any claims, upon which this Contract will terminate ~~or (2) seek specific performance~~. If **Seller** retains the deposit, **Seller** will pay the Brokers named in Paragraph 20 fifty percent of all forfeited deposits retained by **Seller** (to be split equally among the Brokers) up to the full amount of the brokerage fee. If **Buyer** fails to timely place a deposit as required by this Contract, **Seller** may either (1) terminate the Contract and seek the remedy outlined in this subparagraph or (2) proceed with the Contract without waiving any remedy for **Buyer's** default.

14. ATTORNEY'S FEES AND COSTS: In any claim or controversy arising out of or relating to this Contract, the prevailing party, which for purposes of this provision will include **Buyer, Seller** and Broker, will be awarded reasonable attorneys' fees, costs, and expenses.

15. NOTICES: All notices will be in writing and may be delivered by mail, overnight courier, personal delivery, or electronic means. Parties agree to send all notices to addresses specified on the signature page(s). Any notice, document, or item given by or delivered to an attorney or real estate licensee (including a transaction broker) representing a party will be as effective as if given by or delivered to that party.

16. DISCLOSURES:

(a) **Commercial Real Estate Sales Commission Lien Act:** The Florida Commercial Real Estate Sales Commission Lien Act provides that a broker has a lien upon the owner's net proceeds from the sale of commercial real estate for any commission earned by the broker under a brokerage agreement. The lien upon the owner's net

Buyer (______) (______) and **Seller** (______) (______) acknowledge receipt of a copy of this page, which is Page 5 of 8 Pages.

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proceeds is a lien upon personal property which attaches to the owner's net proceeds and does not attach to any interest in real property. This lien right cannot be waived before the commission is earned.

(b) Special Assessment Liens Imposed by Public Body: The Property may be subject to unpaid special assessment lien(s) imposed by a public body. (A public body includes a Community Development District.) Such liens, if any, shall be paid as set forth in Paragraph 9(e).

(c) Radon Gas: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

(d) Energy-Efficiency Rating Information: Buyer acknowledges receipt of the information brochure required by Section 553.996, Florida Statutes.

17. RISK OF LOSS:

(a) If, after the Effective Date and before closing, the Property is damaged by fire or other casualty, **Seller** will bear the risk of loss and **Buyer** may cancel this Contract without liability and the deposit(s) will be returned to **Buyer.** Alternatively, **Buyer** will have the option of purchasing the Property at the agreed upon purchase price and **Seller** will credit the deductible, if any and transfer to **Buyer** at closing any insurance proceeds, or **Seller's** claim to any insurance proceeds payable for the damage. **Seller** will cooperate with and assist **Buyer** in collecting any such proceeds. **Seller** shall not settle any insurance claim for damage caused by casualty without the consent of the **Buyer.**

(b) If, after the Effective Date and before closing, any part of the Property is taken in condemnation or under the right of eminent domain, or proceedings for such taking will be pending or threatened, **Buyer** may cancel this Contract without liability and the deposit(s) will be returned to **Buyer.** Alternatively, **Buyer** will have the option of purchasing what is left of the Property at the agreed upon purchase price and **Seller** will transfer to the **Buyer** at closing the proceeds of any award, or **Seller's** claim to any award payable for the taking. **Seller** will cooperate with and assist **Buyer** in collecting any such award.

18. ASSIGNABILITY; PERSONS BOUND: This Contract may be assigned to a related entity, and otherwise ☒ is not assignable ☐ is assignable. If this Contract may be assigned, **Buyer** shall deliver a copy of the assignment agreement to the **Seller** at least 5 days prior to Closing. The terms "**Buyer**," "**Seller**" and "Broker" may be singular or plural. This Contract is binding upon **Buyer, Seller** and their heirs, personal representatives, successors and assigns (if assignment is permitted).

19. MISCELLANEOUS: The terms of this Contract constitute the entire agreement between **Buyer** and **Seller.** Modifications of this Contract will not be binding unless in writing, signed and delivered by the party to be bound. Signatures, initials, documents referenced in this Contract, counterparts and written modifications communicated electronically or on paper will be acceptable for all purposes, including delivery, and will be binding. Handwritten or typewritten terms inserted in or attached to this Contract prevail over preprinted terms. If any provision of this Contract is or becomes invalid or unenforceable, all remaining provisions will continue to be fully effective. This Contract will be construed under Florida law and will not be recorded in any public records.

20. BROKERS: Neither **Seller** nor **Buyer** has used the services of, or for any other reason owes compensation to, a licensed real estate Broker other than:

(a) **Seller's Broker:** DMP Brokers, Inc. (dba Prakas & Co.) ______________________ ,
(Company Name) (Licensee)

____ ,
(Address, Telephone, Fax, E-mail)

who ☐ is a single agent ☒ is a transaction broker ☐ has no brokerage relationship and who will be compensated by ☒ **Seller** ☐ **Buyer** ☐ both parties pursuant to ☒ a listing agreement ☐ other (specify) ______________________

____

Buyer (______) (______) and **Seller** (______) (______) acknowledge receipt of a copy of this page, which is Page 6 of 8 Pages.

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(b) **Buyer's Broker:** ______________________________ (Company Name) ______________ (License) ,

______________________________ (Address, Telephone, Fax, E-mail) ,

who ☐ is a single agent ☐ is a transaction broker ☐ has no brokerage relationship and who will be compensated by ☐ **Seller's Broker** ☐ **Seller** ☐ **Buyer** ☐ both parties pursuant to ☐ an MLS offer of compensation ☐ other (specify)

____

(collectively referred to as "Broker") in connection with any act relating to the Property, including but not limited to inquiries, introductions, consultations, and negotiations resulting in this transaction. **Seller** and **Buyer** agree to indemnify and hold Broker harmless from and against losses, damages, costs and expenses of any kind, including reasonable attorneys' fees at all levels, and from liability to any person, arising from (1) compensation claimed which is inconsistent with the representation in this Paragraph, (2) enforcement action to collect a brokerage fee pursuant to Paragraph 10, (3) any duty accepted by Broker at the request of **Seller** or **Buyer**, which is beyond the scope of services regulated by Chapter 475, Florida Statutes, as amended, or (4) recommendations of or services provided and expenses incurred by any third party whom Broker refers, recommends, or retains for or on behalf of **Seller** or **Buyer.**

21. OPTIONAL CLAUSES: (Check if any of the following clauses are applicable and are attached as an addendum to this Contract):

☐ Arbitration	☐ Seller Warranty	☐ Existing Mortgage
☐ Section 1031 Exchange	☐ Coastal Construction Control Line	☐ Buyer's Attorney Approval
☐ Property Inspection and Repair	☐ Flood Area Hazard Zone	☐ Seller's Attorney Approval
☐ Seller Representations	☐ Seller Financing	☒ Other Condominium Rider

22. ADDITIONAL TERMS:

See Rider

THIS IS INTENDED TO BE A LEGALLY BINDING CONTRACT. IF NOT FULLY UNDERSTOOD, SEEK THE ADVICE OF AN ATTORNEY PRIOR TO SIGNING. BROKER ADVISES BUYER AND SELLER TO VERIFY ALL FACTS AND REPRESENTATIONS THAT ARE IMPORTANT TO THEM AND TO CONSULT AN APPROPRIATE PROFESSIONAL FOR LEGAL ADVICE (FOR EXAMPLE, INTERPRETING CONTRACTS, DETERMINING THE EFFECT OF LAWS ON THE PROPERTY AND TRANSACTION, STATUS OF TITLE, FOREIGN INVESTOR REPORTING REQUIREMENTS, ETC.) AND FOR TAX, PROPERTY CONDITION, ENVIRONMENTAL AND OTHER ADVICE. BUYER ACKNOWLEDGES THAT BROKER DOES NOT OCCUPY THE PROPERTY AND THAT ALL REPRESENTATIONS (ORAL, WRITTEN OR OTHERWISE) BY BROKER ARE BASED ON SELLER REPRESENTATIONS OR PUBLIC RECORDS UNLESS BROKER INDICATES PERSONAL VERIFICATION OF THE REPRESENTATION. BUYER AGREES TO RELY SOLELY ON SELLER, PROFESSIONAL INSPECTORS AND GOVERNMENTAL AGENCIES FOR VERIFICATION OF THE PROPERTY CONDITION, SQUARE FOOTAGE AND FACTS THAT MATERIALLY AFFECT PROPERTY VALUE.

Buyer (______) (______) and Seller (______) (______) acknowledge receipt of a copy of this page, which is Page 7 of 8 Pages.

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Each person signing this Contract on behalf of a party that is a business entity represents and warrants to the other party that such signatory has full power and authority to enter into and perform this Contract in accordance with its terms and each person executing this Contract and other documents on behalf of such party has been duly authorized to do so.

______________________________ (Signature of **Buyer**)	Date: ______________________________
Ark Shuckers Real Estate, LLC, (Typed or Printed Name of **Buyer**)	Tax ID No: ______________________________
Title: ______________________________	Telephone: ______________________________
______________________________ (Signature of **Buyer**)	Date: ______________________________
______________________________ (Typed or Printed Name of **Buyer**)	Tax ID No: ______________________________
Title: ______________________________	Telephone: ______________________________

Buyer's Address for purpose of notice: ______________________________

Facsimile: ______________________________	E-mail: ______________________________

______________________________ (Signature of **Seller**)	Date: ______________________________
D.C. Holding Company, Inc., (Typed or Printed Name of **Seller**)	Tax ID No: ______________________________
Title: ______________________________	Telephone: ______________________________
______________________________ (Signature of **Seller**)	Date: ______________________________
______________________________ (Typed or Printed Name of **Seller**)	Tax ID No: ______________________________
Title: ______________________________	Telephone: ______________________________

Seller's Address for purpose of notice: ______________________________

Facsimile: ______________________________	Email: ______________________________

The Florida Association of REALTORS® makes no representation as to the legal validity or adequacy of any provision of this form in any specific transaction. This standardized form should not be used in complex transactions or with extensive riders or additions. This form is available for use by the entire real estate industry and is not intended to identify the user as a REALTOR®. REALTOR® is a registered collective membership mark which may be used only by real estate licensees who are members of the NATIONAL ASSOCIATION OF REALTORS® and who subscribe to its Code of Ethics.
The copyright laws of the United States (17 U.S. Code) forbid the unauthorized reproduction of this form by any means including facsimile or computerized forms.

Buyer (______) (______) and **Seller** (______) (______) acknowledge receipt of a copy of this page, which is Page 8 of 8 Pages.

CC-4 Rev. 12/10 ©2010 Florida Association of REALTORS® All Rights Reserved
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EXHIBIT “B”

PERMITTED EXCEPTIONS

1.	The lien for all taxes for the year 2015 (which are not yet due and payable), and all subsequent years thereafter.

2.	Any adverse ownership claim by the State of Florida by right of sovereignty to any portion of the lands insured hereunder, including submerged, filled and artificially exposed lands, and lands accreted to such lands.

3.	Encroachments, overlaps, boundary line disputes, and any other matters which would be disclosed by an accurate survey and inspection of the premises, as to matters subsequent to the date of the survey filed with the Declaration of Condominium of Island Beach Club, as recorded in Official Records Book 343, at Page 732.

4.	Terms, provisions, covenants, liens, conditions and options contained and rights and easements established by the Declaration of Condominium of Island Beach Club and all exhibits attached thereto and recorded in Official Records Book 343, at Page 732; amended in Official Records Book 390, at Page 113; Official Records Book 563, at Page 532; Official Records Book 974, at Page 320; Official Records Book 974, at Page 322; Official Records Book 1120, at Page 893; Official Records Book 1629, at Page 2825; Official Records Book 2793, at Page 2342; Corrective Certificate of Amendment in Official Records Book 3044, at Page 2223; Official Records Book 3172, at Page 2605; Official Records Book 3471, at Page 1460; Official Records Book 3728, at Page 2982. Such Declaration and/or Amendment(s) establishes and provides for easement, liens, charges, assessments, an option to purchase, a right of first refusal and the prior approval of a future purchaser or occupant.

5.	Rules and Regulations of Island Beach Club recorded in Official Records Book 1277, at Page 843.

6.	Resolution No. 97-238 recorded in Official Records Book 1109, at Page 920.

7.	Riparian and littoral rights are not insured.

8.	The rights, if any, of the public to use as a public beach or recreation area any part of the land lying between the body of water abutting the subject property and the natural line of vegetation bluff, extreme high water line, or other apparent boundary lines separating the publicly used area from the upland private area.

9.	This policy does not insure any portion of the insured parcel lying waterward of the mean-high water line of the Atlantic Ocean.

10.	Easement contained in instrument recorded in Official Records Book 1018, at Page 1373.

11.	Temporary Construction Easement recorded in Official Records Book 3447, at Page 1617.

12.	Encroachment Agreement recorded in Official Records Book 3427, at Page 528.

13.	Resolution No. 05-038 recorded in Official Records Book 2188, at Page 303.

All of the recording information contained above refers to the Public Records of ST. LUCIE County, Florida, unless otherwise indicated.